UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2010 (December 16, 2010)

THE NASDAQ OMX GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York 10006

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Stock Repurchase

On December 16, 2010, The NASDAQ OMX Group, Inc. (“NASDAQ OMX”) entered into an agreement to repurchase approximately 22.8 million shares of NASDAQ OMX common stock, $0.01 par value per share, for $21.82 per share (approximately $497 million in aggregate) from Borse Dubai Limited (the “Stock Repurchase”). The Stock Repurchase closed on December 21, 2010.

Based solely on information included in a Schedule 13D filed on March 7, 2008, immediately prior to the Stock Repurchase, Borse Dubai Limited directly held 42,901,148 shares of NASDAQ OMX common stock and beneficially owned 17,660,367 shares of NASDAQ OMX common stock that were directly held by Borse Dubai Nasdaq Share Trust. Borse Dubai Limited is a subsidiary of Investment Corporation of Dubai, which is deemed the beneficial owner of the shares of NASDAQ OMX common stock held by Borse Dubai Limited and Borse Dubai Nasdaq Share Trust.

On December 16, 2010, NASDAQ OMX issued a press release announcing the Stock Repurchase. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Stockholders’ Agreement

On December 16, 2010, NASDAQ OMX and Investor AB, a corporation organized under the laws of Sweden (“Investor AB”), entered into the NASDAQ OMX Stockholders’ Agreement, relating to 8 million shares of NASDAQ OMX common stock Investor AB may purchase pursuant to a forward share purchase agreement with Nomura International plc (“Nomura”). On December 16, 2010, Nomura purchased such shares from Borse Dubai Limited. The NASDAQ OMX Stockholders’ Agreement will generally become effective after all applicable regulatory reviews or consents have been completed or obtained and the purchase by Investor AB of 8 million shares of NASDAQ OMX common stock from Nomura has been completed.

Transfer Restrictions

Under the terms of the NASDAQ OMX Stockholders’ Agreement, Investor AB is restricted from transferring any NASDAQ OMX common stock that it acquires for a period of six months from the date of the NASDAQ OMX Stockholders’ Agreement, subject to certain exceptions for transfers to, among others, its affiliates. Additionally, Investor AB may not transfer any NASDAQ OMX common stock to a competitor of NASDAQ OMX, other than in a change of control of NASDAQ OMX, a public offering or sale pursuant to Rule 144 under the Securities Act or in limited circumstances involving not more than 5% of the outstanding NASDAQ OMX common stock.

Board Representation

As long as Investor AB beneficially owns at least 5% of outstanding NASDAQ OMX common stock, Investor AB will be entitled to propose for nomination one director for election to NASDAQ OMX’s Board of Directors, and NASDAQ OMX will use its reasonable best efforts to ensure that one designee of Investor AB will be appointed to a committee of NASDAQ OMX’s Board of Directors reasonably agreed to by Investor AB and NASDAQ OMX, in each case subject to applicable law, regulation, stock exchange listing standard or committee composition standard.

Standstill Restrictions

Under the terms of the NASDAQ OMX Stockholders’ Agreement, until the earliest to occur (the “Standstill Termination Date”), of:

•	the 10th anniversary of the NASDAQ OMX Stockholders’ Agreement;

•	Investor AB owning less than 5% of outstanding NASDAQ OMX common stock;

•	NASDAQ OMX entering into a definitive agreement with respect to a change of control of NASDAQ OMX;

•	a change of control of NASDAQ OMX; and

•	the designee nominated by Investor AB is not elected by stockholders at a meeting of stockholders for the election of NASDAQ OMX’s Board of Directors;

Investor AB will be restricted from (i) acquiring shares in excess of 19.99% on a fully-diluted basis of NASDAQ OMX, (ii) soliciting proxies with respect to NASDAQ OMX, (iii) proposing or seeking to effect a merger or change of control of NASDAQ OMX, (iv) making public statements or otherwise directly or indirectly seeking to control the management or policies of NASDAQ OMX or its subsidiaries or seeking additional board representatives or removal of directors, (v) forming a “group” with respect to NASDAQ OMX or (vi) otherwise acting in concert with others regarding any of the foregoing.

In addition, if any third party makes a tender or exchange offer and within 10 business days of publication it is not recommended against by the NASDAQ OMX’s Board of Directors, Investor AB may tender into that offer.

Supplemental Indenture

On December 21, 2010, NASDAQ OMX and the Wells Fargo Bank, National Association, as trustee (the “Trustee”), entered into a Second Supplemental Indenture (the “Supplemental Indenture”) to the Indenture, dated January 15, 2010, between NASDAQ OMX and the Trustee. The Supplemental Indenture relates to NASDAQ OMX’s 5.250% Senior Notes due 2018 (the “Senior Notes”). On December 21, 2010, NASDAQ OMX issued and sold $370 million aggregate principal amount of the Senior Notes in a public offering pursuant to its Registration Statement on Form S-3ASR (No. 333-164284) (the “Registration Statement”) filed with the Securities and Exchange Commission on January 11, 2010. The Supplemental Indenture includes forms of the Senior Notes.

The Senior Notes will pay interest semiannually at a rate of 5.250% per annum until January 16, 2018. NASDAQ OMX used the net proceeds from this offering to repay senior unsecured indebtedness that it incurred to finance the Stock Repurchase.

Underwriting Agreement

On December 17, 2010, NASDAQ OMX entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the several Underwriters listed on Schedule 1 thereto, relating to the sale by NASDAQ OMX of $370 million aggregate principal amount of Senior Notes.

Some of the underwriters or their affiliates have provided investment or commercial banking services to NASDAQ OMX or its affiliates in the past and are likely to do so in the future, including in connection with NASDAQ OMX’s senior unsecured credit facility.

The Underwriting Agreement is filed herewith as Exhibit 1.1 and the Supplemental Indenture is filed herewith as Exhibit 4.1. The descriptions of the Underwriting Agreement and the Supplemental Indenture are qualified by reference thereto.

Item 7.01. Regulation FD Disclosure.

On December 16, 2010, NASDAQ OMX issued a press release announcing the proposed public offering of $370 million of senior notes pursuant to the Registration Statement. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

On December 17, 2010, NASDAQ OMX issued a press release announcing that it had priced an underwritten public offering of $370 million of senior notes pursuant to the Registration Statement. A copy of the press release is attached hereto as Exhibit 99.3 and incorporated herein by reference.

On December 21, 2010, NASDAQ OMX issued a press release announcing the closing of an underwritten public offering of $370 million of senior notes pursuant to the Registration Statement. A copy of the press release is attached hereto as Exhibit 99.4 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 17, 2010, between J.P. Morgan Securities LLC, as representative of the several Underwriters listed on Schedule 1 thereto, and The NASDAQ OMX Group, Inc.

4.1	Supplemental Indenture, dated as of December 17, 2010, among The NASDAQ OMX Group, Inc. and Wells Fargo Bank, National Association, as Trustee.

99.1	Press Release dated December 16, 2010 relating to the stock repurchase.

99.2	Press Release dated December 16, 2010 relating to the launch of the senior notes offering.

99.3	Press Release dated December 17, 2010 relating to the pricing of the senior notes offering.

99.4	Press Release dated December 21, 2010 relating to the closing of the senior notes offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2010	THE NASDAQ OMX GROUP, INC.

	By:	/s/ Edward S. Knight
		Name:	Edward S. Knight
		Title:	Executive Vice President and General Counsel

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